FOURTH AMENDMENT TO THE

FUND ACCOUNTING SERVICING AGREEMENT

THIS FOURTH AMENDMENT, dated as of March 7, 2014, to the Fund Accounting Servicing Agreement, dated as of April 1, 2006, as amended December 5, 2008, March 14, 2012 and December 1, 2012 (the “Agreement”), is entered into by and between RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add a Fund and to amend the fees; and

WHEREAS, Section 15 of the Agreement allows for an amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Amended Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Melodie B. Zakaluk	By: /s/ Michael R. McVoy
Printed Name: Melodie B. Zakaluk Title: CEO/President	Printed Name: Michael R. McVoy Title: Executive Vice President

3/2014	2

Amended Exhibit A

to the Fund Accounting Servicing Agreement

Separate Series of Rainier Investment Management Mutual Funds

Name of Series Rainier Balanced Fund	Date Added 05-10-1994
Rainier Balanced Fund I	05-02-2002
Rainier Large Cap Equity Fund	05-10-1994 (2)
Rainier Large Cap Equity Fund I	05-02-2002 (2)
Rainier Intermediate Fixed Income Fund	05-02-2002
Rainier Small/Mid Cap Equity Fund	05-10-1994
Rainier Small/Mid Cap Equity Fund I	05-02-2002
Rainier Mid Cap Equity Fund	12-07-2005
Rainier Mid Cap Equity Fund I	12-07-2005
Rainier High Yield Fund I	03-31-2009
Rainier High Yield Fund	07-31-2012
Rainier International Discovery Fund	03-28-2012 (1)
Rainier International Discovery Fund, A	11-30-2012
Rainier Large Cap Growth Equity Fund I	03-11-2014
(1)	No Minimum fee will apply for the first 12 months following the launch date of the Fund.
(2)	Effective 111/2013, a [ ] basis point fee waiver will be in place for both classes of the Large Cap Equity Fund until 7/31/2014.

3/2014	3

Amended Exhibit B to the Fund Accounting Servicing Agreement - Rainier

RAINIER MUTUAL FUNDS TRANSFER AGENCY, FUND ACCOUNTING, DOMESTIC CUSTODY, AND REGULATORY DISTRIBUTION AND FUND ADMINISTRATION SERVICES – MASTER ANNUAL FEE SCHEDULE at March, 2014

The following is a combined fee schedule for all services provided by U.S. Bancorp Fund Services, LLC to The Rainier Funds

ANNUAL FEE BASED ON TOTAL ASSETS OF THE FUND COMPLEX UP TO [ ] FUNDS AND [ ] CLASSES EACH.*

[ ] Basis Points on the first $[ ]

[ ] Basis Points on the first $[ ]

[ ] Basis Points on the first $[ ]

[ ] Basis Points thereafter

Complex Minimum: $[ ] ($[ ] per fund minimum)

*This fee will be reduced by the distribution fee paid to Quasar as described below. REGULATORY DISTRIBUTION (QUASAR) ALLOCATION TO BE PAID DIRECTLY THROUGH 12b-1 FEES OR BY ADVISER

ANNUAL FEE OF $[ ] PER FUND

[ ] SHARES - $[ ] MINIMUM ORIGINAL SHARES – $[ ] MAXIMUM

Out of Pocket Costs Included in Basis Points Services Fee:

–      Shareholder Communication Stationery

¡      Statements, confirms, etc.

¡       Postage

–      Shareholder Mailing and Inserting

–      Voice Response Services

¡       Account

inquiry/maintenance/transactions

–      800 Telephone Service Cost

–      Anti-Money Laundering Service

–      Security Pricing

–      Corporate Action Services

–      Manual Security Pricing

–      EDGAR filings, retention of records

–      U.S. Bancorp Employee Board Meeting Travel

–      Adhoc reports

–      Sales reporting

–      Financial Advisor/Broker Web Access (Vision)

¡       Inquiry/transactions activity

–      NSCC – Fund/SERV, Networking Services

–      Advertising Compliance Reviews (allocated to Quasar fees)

Annual Supervision of Licensed Registered Reps up to [ ]

Out of Pocket Costs NOT Included in Basis Points Service Fee (appropriate distribution/marketing items will be allocated to Quasar):

–      Printing of Prospectus, Annual/semi Reports, Advertising and Sales Materials

–      Proxies and Proxies Services

–      Literature Fulfillment Service

–      Engagement of designers, free-lance writers and public relations firms

–      Fair Value Pricing Services

–      Shareholder Web Access (FanWeb)

¡       Setup/maintenance/activity

–      Money Center Trading Services

–      Chief Compliance Officer Services

–      Business On-Line Sales Solutions (B.O.S.S.)

–      FINRA Advertising filing fees

–      FINRA out of pocket fees, to include State Registration and filing fees

–      Annual Supervision of Licensed Registered Reps greater than [ ]

Additional Funds: Fee Schedule to be re-negotiated; if number of funds exceeds [ ].

Additional Class Set-up and conversion costs: None

3/2014	4